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                                                                   Exhibit 23.1





                           CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
AmerUs Life Holdings, Inc.:

We consent to the use of our reports included the Registration Statement of AmerUs Life Holdings, Inc. ON Form S-4 and to the reference to our firm under the headings "EXPERTS," "AMERUS LIFE HOLDINGS, INC. SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA," and "AMERUS SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA," in the Joint Proxy Statement/Prospectus, which is part of the Registration Statement.




                                    KMPG Peat Marwick LLP


Des Moines, Iowa
November 12, 1997